Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2020, relating to the financial statements of Aegerion Pharmaceuticals, Inc., included in Registration Statement No. 333-239395 on Form F-1 of Amryt Pharma Plc.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
July 8, 2020